UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CHARTWELL INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Chartwell International, Inc.
140 East Main Street
Middletown, NY 10940
Telephone: (949) 335-5319

To the Stockholders of Chartwell International, Inc.:

You are cordially invited to attend an Annual Meeting of Stockholders of Chartwell International, Inc. (the “Company”) to be held at 9:00 a.m. (PST), on February 19, 2009, at the law offices of Weintraub Genshlea Chediak, 400 Capitol Mall, Suite 1100, Sacramento, California 95814.

Details regarding the business to be conducted are described in the Notice of Internet Availability of Proxy Materials (the “Notice”) you received in the mail and in this proxy statement. We have also made available a copy of our 2008 Annual Report with this proxy statement. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business.

You may have noticed changes in the way we are providing proxy materials to our stockholders in connection with our 2008 Annual Meeting. This is because we have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s new “notice and access” rules.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice you received in the mail.

Also, please let us know if you requested to receive printed proxy materials, by marking the appropriate box on the enclosed proxy card.

Thank you for your ongoing support of Chartwell. We look forward to seeing you at our Annual Meeting.

Imre Eszenyi
Chairman of the Board

____________, 2009
Middletown, New York

Chartwell International, Inc.
140 East Main Street
Middletown, NY 10940
Telephone: (949) 335-5319

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 19, 2009

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Chartwell International, Inc. (the “Company”), a Nevada corporation, will be held at the law offices of Weintraub Genshlea Chediak, 400 Capitol Mall, Suite 1100, Sacramento, California 95814, on February 19, 2009, at 9:00 a.m. (PST) for the following purposes:

1.	To elect three (3) directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	To approve a 1-for-2 reverse stock split of our outstanding shares of common stock;

3.	To ratify the appointment of Urish Popeck & Co., LLC as the Company’s independent registered accounting firm for the 2009 fiscal year; and

4.	To transact such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on January 2, 2009, as the record date for determining those stockholders who will be entitled to vote at the meeting or any postponement or adjournment thereof.  Stockholders are invited to attend the meeting in person.

Please let us know if you requested to receive printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.  If you attend the meeting, you may vote in person if you wish, even if you previously have returned your proxy card.  The proxy may be revoked at any time prior to the time it is voted.

By Order of the Board of Directors

/s/
Name: Paul Biberkraut
Corporate Secretary

____________, 2009
Middletown, New York

YOUR VOTE IS IMPORTANT

YOU ARE ENCOURAGED TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN.  ANY PROXY GIVEN BY YOU MAY BE REVOKED BY WRITTEN NOTIFICATION TO OUR CORPORATE SECRETARY, BY FILING A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING IN PERSON AND VOTING BY BALLOT. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) YOU RECEIVED IN THE MAIL, THE SECTION ENTITLED INFORMATION CONCERNING THE SOLICITATION BEGINNING ON PAGE 1 OF THIS PROXY STATEMENT OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on February 19, 2009. Our Proxy Statement and Annual Report to Stockholders are available at www._______________________.

Chartwell International, Inc.
140 East Main Street
Middletown, NY 10940
Telephone: (949) 335-5319

PROXY STATEMENT

EXPLANATORY STATEMENT

We are filing this amended and restated proxy statement in response to telephonic comments from the Securities Exchange Commission on or about December 29, 2008.

INFORMATION CONCERNING THE SOLICITATION

We  have made this proxy statement available to you on the Internet, or, upon your request, have delivered printed proxy materials to you, in connection with the solicitation of proxies for use at Chartwell International, Inc. (the “Company”) Annual Meeting of stockholders, which will take place on Thursday, February 19, 2009 at 9:00 a.m. (PST) at the law offices of Weintraub Genshlea Chediak, 400 Capitol Mall, Suite 1100, Sacramento, California 95814, and at any postponement or adjournment thereof (the “Meeting”). As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this proxy statement.

Only stockholders of record on January 2, 2009 (“Record Date”) are entitled to notice of and to vote at the Meeting.  As used in this Proxy Statement, the terms “we,” “us” and “our” also refer to the Company.

In accordance with rules recently adopted by the Securities and Exchange Commission (the “SEC”), we may now furnish proxy materials, including this proxy statement and our 2008 Annual Report to Stockholders, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.  You may change your vote at any time prior to the taking of the vote at the Meeting. If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to Chartwell’s Corporate Secretary at Chartwell International, Inc., P.O. Box 976, McLean, Virginia 22101 prior to your shares being voted, or (3) attending the Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

The proxy solicited hereby, if properly completed and delivered to us, will be voted at the Meeting in accordance with the instructions contained therein.  If no contrary instructions are given, each proxy received will be voted “FOR” the nominees for the Board of Directors and for each of the proposals, and at the proxy holder’s discretion, on such other matters, if any, which may properly come before the Meeting (including any proposal to adjourn the Meeting).

This proxy is solicited on behalf of our Board of Directors.  We will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to the stockholders.  Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of our stock entitled to vote.  In addition to the solicitation of proxies by use of the internet, some of our officers, directors and employees may, without additional compensation, solicit proxies by telephone or personal interview.

Our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2008, including financial statements, is included in the proxy materials.  Such report and financial statements are not a part of this proxy statement except as specifically incorporated herein.

This Proxy Statement and form of proxy were first made available at www.______ on or about January __, 2009 to stockholders of record as of January 2, 2009.

Help Us Reduce Costs of Our Annual Meeting

To help us reduce costs related to our annual meeting, we ask all stockholders who vote through the Internet to consent to electronic delivery of mailings related to future stockholder meetings. If you hold shares in your own name and you are voting via the Internet, you can consent online when you vote.  If you hold shares through an intermediary, such as a broker or bank, please refer to the information provided by your bank or broker for instructions on how to consent to electronic distribution.

RECORD DATE AND VOTING RIGHTS

We are currently authorized to issue up to 100,000,000 shares of Common Stock, $0.001 par value and 25,000,000 shares of Preferred Stock, $0.001 par value.  As of December 31, 2008, 16,237,900 shares of Common Stock were issued and outstanding and 1,950 shares of Series A Preferred Stock were outstanding.  Each share of Common Stock shall be entitled to one (1) vote on all matters submitted for stockholder approval.  The shares of Series A Preferred Stock are not entitled to voting rights.  The record date for determination of stockholders entitled to notice of and to vote at the Meeting is January 2, 2009.

A majority of the outstanding shares of our Common Stock, entitled to vote must be represented in person or by proxy at the Meeting to constitute a quorum for the transaction of business.

Under Nevada law, abstentions and broker non-votes are counted as present for determining quorum.  For the election of directors, the nominees for director who receive the most votes will become our directors.  There are no cumulative voting rights.  A majority of quorum is required to approve all other proposals.  Abstentions and broker non-votes will not be counted either for or against any proposal to determine if a proposal is approved.

PROPOSAL 1 - ELECTION OF DIRECTORS

General Information

Our bylaws presently provide that the authorized number of directors may be fixed by resolution of the Board from time to time, with a minimum of not less than three (3) directors and a maximum of seven (7) directors.  The Board currently consists of three (3) members.

At the Meeting, stockholders will be asked to elect the nominees for director listed below, each of whom is a current member of our Board of Directors.

Nominees for Director

The nominees for director have consented to being named as nominees in this Proxy Statement and have agreed to serve as directors, if elected.  Unless otherwise instructed, the proxy holders will vote the proxies received by them for the three (3) nominees named below.  If any nominee is unable or declines to serve as a director at the time of the Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy.  The Board of Directors has no reason to believe that any of the nominees will be unavailable for election.  The Directors who are elected shall hold office until the next Annual Meeting of Stockholders or until their earlier death, resignation or removal, or until their successor is elected and qualified.

The following sets forth the persons nominated by the Board of Directors for election and certain information with respect to those individuals:

Nominee	Age
Imre Eszenyi	41
David Adams	51
Charles Srebnik	74

Biographies

Imre Eszenyi	Director since 2005

Mr. Imre Eszenyi, CFA, is the founder and is currently the Managing Partner of Orchestra Finance L.L.P., a London-based independent investment firm, which is authorized and regulated by the Financial Services Authority. Mr. Eszenyi founded the Orchestra Companies in 2001. In 2005, Mr. Eszenyi joined the Board of Directors and currently serves as our Acting President, Vice President and Chairman of the Board. Previously, he has gained extensive experience in the structuring and execution of capital markets and private equity transactions globally while serving in various senior capacities at global investment banking firms, including UBS Warburg, Credit Suisse First Boston and Bankers Trust. Most recently with Orchestra Finance L.L.P., Mr. Eszenyi was involved in providing financing for fast developing publicly-listed companies, including ThermoGenesis Corp. (“KOOL”), FX Energy, Inc. (“FXEN”) and Telkonet, Inc. (“TKO”). Mr. Eszenyi received an M.B.A. from Ohio University, where he was sponsored by the George Soros Foundation, and attended the Janus Pannonius University of Economics. He is a Chartered Financial Analyst and is a member of the Association for Investment Management and Research.

David C. Adams	Director since 2005

David Adams joined the Board of Directors in April 2005, and also serves as Assistant Corporate Secretary. He is a shareholder of the law firm of Weintraub Genshlea Chediak representing public and private corporations in the areas of intellectual property, corporate finance, mergers and acquisition, and regulatory matters from 2007 to the present. From 2000 to 2007, he was a shareholder of the law firm of Bullivant Houser Bailey representing public and private corporations. From November 1996 to 2000, he served as General Counsel and V.P of Business Development for ThermoGenesis Corp. (“KOOL”). Mr. Adams received his Bachelor of Arts Degree in Psychology, with High Distinction, from the University of Colorado, Colorado Springs in 1984, and his Juris Doctorate, with Distinction, from the University of the Pacific, McGeorge School of Law in 1988.

Charles Srebnik	Director since 2005

Charles Srebnik has been engaged in the Investment Banking industry for more than four decades. For the past twenty-five years, Mr. Srebnik has been an independent financial consultant with the firm, Charles Srebnik and Associates, and he has managed a privately held family fund. In 1992, he was the Chairman of the Rockland Bioscience Park Corporation. From 1990 to 1992, Mr. Srebnik was a contractor to the Resolution Trust Corporation. In 1981, he co-founded Genetic Engineering, Inc. (a biotechnology company) and served as its Chairman of the Board of Directors and President until it was acquired by Miller Diversified Corporation in 1992. Between 1975 and 1980, he served as the Director of Special Situations in the Corporate Finance Department of D.H. Blair & Co., Inc. He is a life member of the World Simmental Federation and a member of the Holstein Association.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

PROPOSAL 2 – APPROVAL OF A 1-FOR-2 REVERSE STOCK SPLIT

Our Board of Directors has adopted resolutions proposing to effect a reverse stock split pursuant to which the outstanding shares of our common stock will be combined and reconstituted as a smaller number of shares of common stock by a ratio of 1-for-2.

If this proposal is approved by the stockholders, the reverse stock split will become effective on February 26, 2009.  At that time, all of the shares of the old common stock will be converted into shares of the new common stock as set forth below.  As permitted by Nevada law, there will be no change in par value of the shares or the number of authorized shares.

Reasons for the Reverse Stock Split

     The purpose of the reverse stock split is to increase the market price per share of our common stock.  The Board of Directors believes that by decreasing the number of shares outstanding we will have an increased stock price.  Our management believes that the low per share market price of our common stock impairs the acceptability of the stock by the financial community and the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or our reputation in the financial community, but in practice this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.  Our management also believes that a low share price reduces the effective marketability of our shares because of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients.  Certain institutional investors have internal policies preventing the purchase of low-priced stocks and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts.  A variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks.  Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint.  In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of a low-price stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced stock.

           Our Board of Directors is hopeful that the decrease in the number of shares of our outstanding common stock as a consequence of the reverse stock split will result in an anticipated increased price level, which will encourage interest in our common stock and possibly promote greater liquidity for our stockholders.  In addition, although it may be anticipated that the increase in the price level of our common stock as a result of the reverse stock split will be proportionately less than the decrease in the number of shares outstanding, the reverse stock split could result in a price level for the shares that will overcome the reluctance, policies and practices referred to above and diminish the adverse impact of trading commissions on the market for the shares.  However, there can be no assurance that the foregoing effects will occur, or that the share price level of the common stock immediately after the reverse stock split will be maintained for any period of time.

Effective Date of the Reverse Stock Split

           If this proposal is approved by the stockholders, the reverse stock split will become effective on February 26, 2009.  At that time, all of the shares of the old common stock will be converted into shares of the new common stock as set forth below.  As permitted by Nevada law, there will be no change in the par value of the shares or the number of authorized shares.

Certificates and Fractional Shares

Following the effective date of the stock split, the share certificates representing the pre-reverse split number of common stock shares held by the stockholders (the “Old Shares”) will continue to be valid. In the future, new share certificates will be issued reflecting the reverse split, but this in no way will effect the validity of your current share certificates. The reverse split will occur on the effective date of the reverse split without any further action on the part of our shareholders. After the effective date of the reverse split, each share representing the Old Shares will be deemed to represent 1/2 of a share of our common stock. Certificates representing the post-reverse split number of shares (the “New Shares”) will be issued in due course as the Old Shares’ certificates are tendered for exchange or transfer to our transfer agent, Computershare Limited. Each holder of record of shares of our common stock that is outstanding on the effective date of the reverse split may contact our transfer agent after the effective date to exchange the certificates representing the Old Shares for new certificates representing the New Shares. Until the stockholder forwards a completed letter of transmittal (which letter can be obtained from our transfer agent), together with certificates representing such stockholder's Old Shares to the transfer agent and receives in return a new certificate representing the stockholder’s New Shares, such stockholder's Old Shares shall be deemed equal to the number of whole shares of New Shares to which such shareholder is entitled as a result of the reverse split.

           No fractional shares will be issued.  Any fractional shares created as a result of the reverse stock split will be rounded up to the nearest whole share.

Effects of the Reverse Stock Split

           The principal effect of the reserve stock split will be to decrease the number of shares of common stock outstanding from 16,237,900 to approximately 8,118,950before giving effect to the rounding of fractional shares referred to above.  In addition, the Board of Directors will take appropriate action to proportionately adjust the number of shares of common stock issuable upon exercise of outstanding warrants, options, other convertible securities and other contingent share issuances, and to adjust the related exercise price, to reflect the reverse stock split.  As a result, following the effective date of the reverse stock split, the number of common shares issuable upon the exercise of outstanding warrants, options, other convertible securities and contingent share issuances will be reduced from
2,688,038 to approximately 1,344,019 shares.

The shares of new common stock will be fully paid and nonassessable.  The relative voting and other rights of holders of the new common stock will not be altered by the reverse stock split.

 Certain Federal Income Tax Consequences

           The following description of the material United States federal income tax consequences of the reverse stock split is based on the United States Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this proxy.  Changes to the laws could alter the tax consequences described below, possibly with retroactive effect.  We will not request an opinion of counsel or a ruling from the Internal Revenue Service regarding the United States federal income tax consequences of the reverse stock split.  This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., tax-exempt organizations, non-
resident aliens, mutual funds, regulated investment companies, broker/dealers or insurance companies).  This summary does not discuss the state, local and foreign (non-United States) tax consequences of the reverse stock split, which may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides.  STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR CONSEQUENCES TO THEM.

           In general, the United States federal income tax consequences of the reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of common stock in exchange for their old common stock.  We believe that because the reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in our assets or earnings and profits, the reverse stock split will likely have the following United States federal income tax effects:

No gain or loss should be recognized by a stockholder upon the stockholder’s exchange of shares pursuant to the reverse stock split.  The aggregate tax basis of the shares received in the reverse stock split would be the same as the stockholder’s aggregate tax basis in the shares exchanged.  The stockholder ‘s holding period for the shares would include the period during which the stock holder held the pre-split shares surrendered in the reverse stock split.

Our beliefs regarding the tax consequences of the reverse stock split are not binding upon the Internal Revenue Service or the Courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF A 1 FOR 2 REVERSE SPLIT OF THE OUTSTANDING SHARES OF OUR COMMON STOCK.

PROPOSAL 3 – RATIFICATION OF URISH POPECK & CO., LLC AS THE COMPANY’S ACCOUNTING FIRM FOR 2009 FISCAL YEAR

General

We retained the firm of Urish Popeck & Co., LLP (“Urish”) as our Independent Registered Public Accounting Firm for the years ended June 30, 2008, and June 30, 2007.  The Audit Committee has selected Urish as its principal independent public accountants to perform the audit of our financial statements for the 2009 fiscal year.

We do not expect any representative of Urish will be present at the Annual Meeting of Stockholders.

Although ratification by stockholders is not a prerequisite to the ability of the Audit Committee to select Urish as our independent auditor, and the committee retains the discretion to change auditors notwithstanding ratification as requested by the Proposal, we believe such ratification to be desirable.  In the event of a regular vote of such ratification, the Audit Committee will reconsider its selection.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF URISH POPECK & CO., LLC AS OUR INDEPENDENT REGISTERED ACCOUNTING FIRM

Directors and Executive Officers of the Company

Set forth below is information about our directors, executive officers and key employees:

Name	Position	Age

Imre Eszenyi	Chairman of Board; Acting President and Vice President	41

Paul Biberkraut	Chief Financial and Administrative Officer and Secretary	47

David C. Adams	Director; Assistant Secretary	51

Charles Srebnik	Director; Chairman of Audit Committee	74

The Board of Directors appoints the executive officers.  Executive officers serve at the pleasure of the Board.  There are no family relationships between any of the directors, executive officers or key employees.

Biographies

The biographies of Messrs. Eszenyi, Adams and Srebnik can be found under Proposal 1 - Election of Directors.

Paul Biberkraut joined us as our Chief Financial and Administrative Officer in January 2006 and became our Secretary in 2007. Since May 2008, Mr. Biberkraut has served as the Director of Finance and Secretary for City YMCA, London, a not-for-profit youth services organization.  From December 2002 through January 2006, Mr. Biberkraut was the Executive Vice President, Chief Financial Officer and Secretary of Superior Galleries, Inc., a publicly traded dealer and auctioneer of rare coins. Mr. Biberkraut was a member of the Board of Directors of Superior Galleries, Inc. from December 2002 through December 2006. From December 2000 to November 2002, Mr. Biberkraut was a senior finance manager for information technology at PacifiCare Health Systems, Inc., a public traded health care insurance company. Mr. Biberkraut attended McGill University where he received a Bachelor of Commerce and Graduate Diploma in Public Accountancy, and he received an M.B.A. from Pepperdine University. Mr. Biberkraut is a Chartered Accountant and is a member of Canadian Institute of Chartered Accountants.

Committees of the Board of Directors

Audit Committee

The Audit Committee of the Board of Directors makes recommendations regarding the retention of the independent registered public accounting firm, reviews the scope of the annual audit undertaken by our independent registered public accounting firm and the progress and results of their work, reviews our financial statements, and oversees the internal controls over financial reporting and corporate programs to ensure compliance with applicable laws.  The Audit Committee reviews the services performed by the independent registered public accounting firm and determines whether they are compatible with maintaining the registered public accounting firm's independence.  The Audit Committee has a Charter, which is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents.  The Audit Committee currently consists solely of Charles Srebnik.  From December 2, 2005, Mr. Srebnik served as the chairman of our Audit Committee, and is qualified as an Audit Committee Financial Expert. Mr. Srebnik is independent as determined by the NASD listing standards.  We are currently seeking additional candidates to serve as independent directors on our Audit Committee.  Our Audit Committee met four (4) times in fiscal 2008.

Audit Committee Report

The Audit Committee reviews the Company's internal accounting procedures, consults with and reviews the services provided by the Company's independent accountants and makes recommendations to the Board of Directors regarding the selection of independent accountants. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the audited financial statements with management and discussed with the independent auditors the matters required to be discussed by SAS 61. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Committee discussed with the independent auditors, the auditors' independence from the management of the Company and received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1.

After review and discussions, as mentioned above, the Committee recommended to the Board that the audited financial statement be included in the Company's Annual Report on Form 10-KSB.

Respectfully Submitted,
Audit Committee of
Chartwell International, Inc.,

Charles Srebnik, Chair

Compensation Committee

Our Board of Directors has not established a separate compensation committee nor any other committee that acts as such a committee.  Instead, the entire Board of Directors reviews and approves   executive compensation policies and practices, reviews, salaries and bonuses for our officers, administers our benefit plans, and considers other matters as may, from time to time, be referred to it.

Our Board continues to emphasize the important link between our performance, which ultimately benefits all stockholders, and the compensation of our executives.  Therefore, the primary goal of our executive compensation policy is to closely align the interests of the stockholders with the interests of the executive officers.  In order to achieve this goal, we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to our long-term success and reward them for their efforts in ensuring our success and (ii) encourage executives to manage from the perspective of owners with an equity stake in the Company.

We use several factors to determine the amount of salary and other benefits to pay each executive, including our financial stability, potential value of what the executive can provide and the value that executive has previously provided to us.  These elements and our decisions regarding such elements fit into our overall compensation objectives by assisting in securing the future potential of our operations, facilitating the entry and enhancement of new and existing markets, providing proper compliance and regulatory oversight and guidance, and helping to create a cohesive team.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders and personal integrity and judgment.  In addition, directors must have time available to devote to Board activities and to enhance their knowledge of the natural resources and rail-based transportation industries.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

We do not have a nominating committee or a written charter related to our nomination process.  The Board believes given the diverse skills and experience required to grow the Company that the input of all members is important for considering the qualifications of individuals to serve as directors.  The members of the Board of Directors perform some of the same functions of a Nominating Committee, such as recommending a slate of directors for election at the annual meeting.

In carrying out its responsibilities, the Board will consider candidates suggested by stockholders.  If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of our Bylaws.  Suggestions for candidates to be evaluated by the Board must be sent to Corporate Secretary, P.O. Box 15308, Newport Beach, California 92659.

In fiscal 2008, the Board of Directors met three (3) times.  Each director attended all of the meetings of its Board of Directors and of the committees upon which he served.  All Directors attended the 2008 annual meeting of stockholders.  The Board requires all Directors to attend the annual stockholder meeting unless there is an emergency.

Stockholders may send communications to the Board by mail to the Chairman of the Board, Chartwell International, Inc., P.O. Box 976, McLean, Virginia 22101.

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

Summary Compensation

The summary compensation table below shows certain compensation information for services rendered in all capacities to us by our chief executive officer and by each other executive officer whose total annual salary and bonus exceeded $100,000 during the fiscal years ended June 30, 2008 and 2007. Other than as set forth below, no executive officer’s total annual salary and bonus exceeded $100,000 during our last fiscal period.

Summary Compensation Table
						NON-EQUITY	NON-QUALIFIED
						INCENTIVE	DEFERRED
				STOCK	OPTION	PLAN	COMPENSATION	ALL OTHER
		SALARY	BONUS	AWARDS (4)	AWARDS (4)	COMPENSATION	EARNINGS	COMPENSATION	TOTAL
NAME AND	YEAR	($)	($)	($)	($)	($)	($)	($)	($)
PRINCIPAL POSITION (a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Imre Eszenyi,	2008	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Chairman of the Board, Acting President and Vice President (1)	2007	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Paul Biberkraut,	2008	$104,788	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-	$104,788
Chief Financial and Administrative Officer and Secretary	2007	$183,462	$10,000	$-0-	$-0-	$-0-	$-0-	$-0-	$194,074
Thomas Winant,	2008	$109,897	$-0-	$-0-	$-0-	$-0-	$-0-	$1,308	$111,205
Vice President of Sales and Operations(2)	2007	$120,000	$-0-	$-0-	$-0-	$-0-	$-0-	$76,560	$196,560

____________

(1)	Mr. Eszenyi does not have an employment engagement and does not receive compensation for his duties as acting president. Aggregate number of stock awards outstanding as of June 30, 2008 is 75,000.

(2)	Mr. Winant’s employment with Chartwell was terminated on January 31, 2008. All other compensation consists of commission.

Employment Agreements

Effective January 16, 2006, we entered into an employment with Paul Biberkraut to serve as our Chief Financial and Administrative Officer. Mr. Biberkraut was paid an annual salary of $180,000 subject to an increase of up to 15% based on an annual review. Initially, Mr. Biberkraut was paid a bonus of $10,000 on January 16, 2006 and an additional bonus of $10,000 was paid on July 15, 2006. Mr. Biberkraut was entitled to participate in our cash management incentive bonus and equity incentive plans upon formation and approval by the Board of Directors, provided, however, cash bonuses shall not exceed 50% of each his base salary then in effect. Additionally, Mr. Biberkraut was granted 25,000 shares of restricted common stock vesting based on certain future liquidity events and awarded an option to acquire 150,000 shares of common stock vesting in equal increments on February 15, 2007 and February 15, 2008. In September 2007, Mr. Biberkraut verbally agreed to reduce his base annual salary to $60,000 and on January 15, 2008 the above employment agreement expired.

Outstanding Equity Awards at Fiscal Year-End

	OPTION AWARDS			STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISEABLE	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF SECURITIES UNDERLYING UNEXERCISED UNEARNED OPTIONS (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Imre Eszenyi	-	-	-	-	-	-	-	-	-
Paul Biberkraut (1)	150,000	-	-	$3.00	02/15/11	25,000	$3,750	-	-
Thomas Winant (2)	-	-	-	-	-	-	-	-	-

(1)
The 150,000 common stock options were granted under our 2006 Equity Incentive Plan and are fully vested. The 25,000 common shares were granted under our 2006 Equity Incentive Plan and vests at earlier of certain liquidity events in our common stock or January 1, 2009.

Compensation of Directors

              During the year ended June 30, 2008, our directors did not receive any compensation with the exception of the chairman of our audit committee who received cash compensation of $1,000 per month totaling $12,000. All directors are reimbursed for certain expenses in connection with attendance at board meetings.

                During the year ended June 30, 2007, our directors did not receive any compensation with the exception of the chairman of our audit committee who received cash compensation of $1,000 per in-person board meeting and $500 per telephonic board meeting totaling $6,000 and received a restricted stock of 25,000 shares of our common stock valued at $29,500. All directors are reimbursed for certain expenses in connection with attendance at board meetings.

                The following table summarizes the compensation earned by directors for the year ended June 30, 2008

NAME	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS (1) ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)
(a)	(b)	(c)	(d)		(f)	(g)
David Adams	$-	$-	$-	$-	$-	$-
Charles Srebnik	$12,000	$-	$-	$-	$-	$-

(1) The assumptions underlying the valuation of stock awards can be found in Note 9 of our  Notes to Consolidated Financials that begin on page 43 of our From 10-KSB.  The aggregate number of stock awards outstanding at June 30, 2007 for Mr. Adams is 75,000 and for Mr. Srebnik, 125,000.

As we continue to seek, identify and retain additional independent directors, a director compensation policy in the form of stock-based compensation or cash, or a combination of both, will be established. We are actively seeking at least two independent board members who have relevant industry experience and financial expertise. We anticipate having a majority of outside independent directors.

Compliance with Section 16 of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission (hereinafter referred to as the “Commission”) initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership, of Common Stock and other of our equity securities on Forms 3, 4, and 5, respectively.  Executive officers, directors and greater than 10% shareholders are required by Commission regulations to furnish us with copies of all Section 16(a) reports they file.  We believe that all reports required by Section 16(a) for transactions in the year ended June 30, 2008, were timely filed.

Security Ownership of Certain Beneficial Owners and Management

 The following table sets forth, as of September 15, 2008, the number and percentage of outstanding shares of our common stock owned by (i) each person known to us to beneficially own more than 5% of our outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all executive officers and directors as a group. Share ownership is deemed to include all shares that may be acquired through the exercise or conversion of any other security immediately or within the next sixty days. Such shares that may be so acquired are also deemed outstanding for purposes of calculating the percentage of ownership for that individual or any group of which that individual is a member. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

			Amount and Nature
			of Beneficial	Percentage of
Name and Address			Ownership of	Common Stock
of Beneficial Owner	Title of Class		Common Stock(1)	Outstanding(1)
Imre Eszenyi(2) (3)	Common	(3)	6,216,870	38.29%
Paul Biberkraut(2)	Common	(4)	325,000	1.98%
David Adams(2)	Common	(5)	378,750	2.33%
Charles Srebnik(2)	Common	(6)	450,000	2.77%
Orchestra Finance, LLP, No. 7 Inverness Gardens, London, UK W8 4RN	Common		5,901,370	36.34%
International Kapitalanagegesellsc haft m.b.H acting on behalf of Fund “Merlin Master Funds INKA” Georg-Glock-Strasse 14 40474 Dusseldorf, Germany	Common	(7)	2,200,000	12.91%
Fonditel Velociraptor, FL Pedro Teixeira Street, 8, 3rd Floor 28020 Madrid, Spain	Common	(8)	1,500,000	9.24%
Gerlach & Company c/o Citibank 333 West 34th Street, 3rd Floor New York, NY 10001	Common		850,000	5.23%
Faisal A. Alhegelan c/o Hogan & hartson L.L.P. 555 Thirteenth Street, NW Washington, DC 20004	Common	(9)	852,490	5.25%
All Executive Officers and Directors as a Group (4 persons)	Common	(3)(4)(5)	7,370,620	45.39%

(1)
Based upon information furnished to us by the directors and executive officers or obtained from our stock transfer books showing 16,237,900 shares of common stock outstanding as of September 15, 2008. We are informed that these persons hold the sole voting and dispository power with respect to the common stock except as noted herein. For purposes of computing “beneficial ownership” and the percentage of outstanding common stock held by each person or group of persons named above as of September 15, 2008, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The address for Messrs. Eszenyi, Biberkraut, Adams, and Srebnik is 140 East Main Street, Middletown, NY 10940

(3)	Includes 5,901,370 shares owned by Orchestra Finance, LLP, of which Mr. Eszenyi is the managing partner. Mr. Eszenyi disclaims beneficial ownership over these shares.

(4)	Includes 150,000 shares of common stock issuable upon the exercise of options held by Mr. Biberkraut which are exercisable within 60 days of this table.

(5)	Includes 100,000 shares owned by Weintraub Genshlea Chediak, a law firm of which Mr. Adams is a shareholder, and disclaims beneficial ownership.

(6)	Includes 100,000 shares owned by Mr. Srebnik’s spouse, of which Mr. Srebnik disclaims beneficial ownership.

(7)	Includes 800,000 shares INKA has the right to acquire within 60 days upon conversion of 1,950 shares of our Series A Preferred Stock.

(8)	Includes 500,000 shares held in the name of Eurovalor Estados Unidos, FI based on our knowledge that the two entities are controlled or are under the common direction of the same principals.

(9)	Includes approximately 752,490 shares Mr. Alhegelan has the right to acquire within 60 days pursuant to conversion rights that are part of a convertible promissory note issued to Mr. Alhegelan.

Certain Relationships and Related Party Transactions

We paid $145,000 and  $460,000 in cash for legal services to a law firm, Bullivant Houser Bailey, during the year ended June 30, 2007 and the eleven months ended June 30, 2006, respectively, of which, David Adams, a director of ours was a shareholder. In addition, we reported $4,000 due to a law firm, Weintraub Genshlea Chediak, of which, David Adams, a director of ours is a shareholder, for legal services at June 30, 2007.

On March 5, 2007 we issued 1,950 Series A Stock for a purchase price of $0.50 per share to International Kapitalanagegesellsc haft m.b.H acting on behalf of Fund “Merlin Master Funds INKA” (“INKA”), a 5% beneficial owner of our shares.   Additionally, INKA acquired a redemption right. The 1,950 shares of Series A Stock and the redemption right were acquired for an aggregate purchase price of $2,000,000 consisting of $1,500,000 in cash and 400,000 shares of our common stock redeemed at a value of $500,000. On March 5, 2007 we redeemed the 400,000 shares of common stock valued at $500,000 in exchange for a portion of the issuance of 1,950 Series A preferred shares and related redemption rights. Our management valued the shares of common stock at $1.25 per share, the then current stock market price.

Director Independence

David Adams and Charles Srebnik are independent directors as defined by NASD standards.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  We have posted our Code of Ethics on our website, at www.chartwellinternational.com and will report any amendment or waiver to the Code of Ethics on our website within five (5) days thereof.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by Urish for services rendered during the last two fiscal years.

Fees	2008	2007
Audit fees	$125,000	$140,000
Audit-related fees	-	-
Tax fees	41,000	47,000
All other fees	-	-
Total	$166,000	$187,000

              Audit fees consist of fees billed for professional services rendered for the audit of our financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by the above auditors in connection with statutory and regulatory fillings or engagements.

             Tax Fees shown above are related to the preparation of our corporate tax returns.

Our Audit Committee approved the Audit Fees for fiscal years ending June 30, 2008 and 2007. Our Audit Committee policies require it to approve the fees and scope of work for all annual audits and quarterly financial statement review. Prior to the formation of our audit committee the full Board of Directors pre-approved all audit and non-audit services to be performed by the independent registered public accounting firm in accordance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

Pre-Approval Policies

Under our pre-approval policies with respect to our independent accountants, the Audit Committee pre-approves all audit and non-audit services provided by our independent accountants prior to the engagement of the independent accountants for such services. The Chairman of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at its next regularly scheduled meeting.

All fees reported under the headings Audit fees, Audit-related fees, Tax fees and All other fees above for 2008 were approved by the Audit Committee before the respective services were rendered, which concluded that the provision of such services was compatible with the maintenance of the independence of the firm providing those services in the conduct of its auditing functions. Accordingly, none of the fees reported under the headings were approved by the Audit Committee pursuant to federal regulations that permit the Audit Committee to waive its pre-approval requirement under certain circumstances.

Stockholder Proposals

Proposals by stockholders intended to be presented at the 2009 Annual Meeting of Stockholders must be received by us not later than August 1, 2009, for consideration for possible inclusion in the proxy statement relating to that meeting.  All proposals must meet the requirements of Rule 14a-8 of the Exchange Act.

For any proposal that is not submitted for inclusion in next year's proxy statement (as described in the preceding paragraph), but is instead intended to be presented directly at next year's annual meeting, SEC rules permit management to vote proxies in its discretion if we (a) receive notice of the proposal before the close of business on October 1, 2009, and advise stockholders in the next year's proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) do not receive notice of the proposal prior to the close of business on October 1, 2009.

Notices of intention to present proposals at the 2009 Annual Meeting should be addressed to the Assistant Corporate Secretary, Chartwell International Inc., P.O. Box 15308, Newport Beach, California 92659.  We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Additional Information

The Annual Report on Form 10-KSB for the year ended June 30, 2008, including audited financial statements, is available on the following website www.__________ and will be mailed to stockholders who requested it.  We are required to file annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K and other information with the SEC.  The public can obtain copies of these materials by visiting the SEC’s Public Reference 100 F Street, N.E., Washington, D.C., 20549, by calling the SEC at 1-800-SEC-0330, or by accessing the SEC’s website at www.sec.gov.

Additional copies of our Annual Report on Form 10-KSB filed with the SEC for the year ended June 30, 2008, will be provided to stockholders without charge upon request.  Stockholders should direct any such requests to Chartwell International, Inc., P.O. Box 15308, Newport Beach, California 92659, Attention:  Chief Financial Officer.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” into this proxy statement the information we file with the SEC. This means that we can disclose important information to you by referring you to another document without restating that information in this document. Any information incorporated by reference into this proxy statement is considered to be part of this proxy statement from the date we file that document. Any reports filed by us with the SEC after the date of this proxy statement will automatically update and, where applicable, supersede any information contained in this proxy statement or incorporated by reference in this proxy statement.

We incorporate by reference the following documents and other information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules):

• our Annual Report on Form 10-KSB for the year ended June 30, 2008;

• our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008; and

• all documents filed by us subsequent to the date hereof pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

We will provide without charge to each person, including any beneficial owner, to whom this proxy statement is delivered, upon his or her written or oral request, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this proxy statement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request a copy of these filings, at no cost, by contacting the Assistant Corporate Secretary, Chartwell International Inc., P.O. Box 15308, Newport Beach, California 92659

OTHER BUSINESS

We do not know of any business to be presented for action at the meeting other than those items listed in the notice of the meeting and referred to herein.  If any other matters properly come before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with their best judgment pursuant to discretionary authority granted in the proxy.

PROXY	PROXY

Chartwell International, Inc.
140 East Main Street
Middletown, NY 10940
Telephone: (949) 335-5319

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Imre Eszenyi and Paul Biberkraut as proxies, each with full power to appoint substitutes, and hereby authorizes them or either of them to represent and to vote as designated below, all the shares of common stock of Chartwell International, Inc. held of record by the undersigned as of January 2, 2009, at the Annual Meeting of Stockholders to be held at law offices of Weintraub Genshlea Chediak, 400 Capitol Mall, Suite 1100, Sacramento, California 95814, at 9:00 a.m. (PST), on February 19, 2009, and any adjournments or postponements thereof, and hereby ratifies all that said attorneys and proxies may do by virtue hereof.

PLEASE MARK VOTE IN BRACKET IN THE FOLLOWING MANNER
USING DARK INK ONLY.  ☒

1.           Election of Directors to serve until the Annual Meeting of Stockholders for the fiscal year 2009.

Nominees

Imre Eszenyi	☐	FOR	☐	WITHHOLD AUTHORITY
David Adams	☐	FOR	☐	WITHHOLD AUTHORITY
Charles Srebnik	☐	FOR	☐	WITHHOLD AUTHORITY

2.           To approve a 1-for-2 reverse stock split of our outstanding shares of common stock

☐          FOR                                ☐           AGAINST                                ☐           ABSTAIN

3.           To ratify the appointment of Urish Popeck & Co., LLC as the Company’s independent registered accounting firm for the 2009 fiscal year.

☐           FOR                                ☐           AGAINST                                ☐           ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO OTHER BUSINESS WHICH PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

IF VOTING BY MAIL, PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature Page Immediately Follows

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

Dated: ____________________, 200__

_____________________________________
NAME OF REGISTERED STOCKHOLDER

____________________________________
SIGNATURE

_____________________________________
PRINT NAME OF SIGNATORY

_____________________________________
PRINT TITLE

_____________________________________
NAME OF REGISTERED STOCKHOLDER

_____________________________________
SIGNATURE

_____________________________________
PRINT NAME OF SIGNATORY

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PRINT TITLE

Common Stock

Please sign exactly as name appears.  When shares are held by joint tenants or more than one person, all owners should sign.  When signing as attorney, as executor, administrator, trustee, or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.